UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2014

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On January 2, 2014, Genesee & Wyoming Inc. (the “Company”) issued a press release regarding Canadian Pacific’s sale of the west end of its Dakota, Minnesota & Eastern line (the “DM&E West”) to Genesee & Wyoming. The valuation of the DM&E West is consistent with the Company’s past acquisitions, and the Company intends to fund the acquisition with borrowings under its existing credit facility. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is incorporated into this Item 8.01 by reference.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

Exhibit 99.1	Press release, dated January 2, 2014, announcing Canadian Pacific to sell west end of its Dakota, Minnesota & Eastern line to Genesee & Wyoming

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014

GENESEE & WYOMING INC.

By:	/s/ Allison M. Fergus
Name:	Allison M. Fergus
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press release, dated January 2, 2014, announcing Canadian Pacific to sell west end of its Dakota, Minnesota & Eastern line to Genesee & Wyoming